UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following press release relating to the potential contested director election at the 2025 Annual Meeting of Stockholders of Dynavax Technologies Corporation (the “Company”) and the Company’s filing of its preliminary proxy statement in connection therewith. The press release was first used or made available on April 3, 2025.

FOR IMMEDIATE RELEASE

Dynavax Files Preliminary Proxy Statement

Dynavax’s Board is Overseeing Record Operational and Financial Performance

Outlines Extensive Engagement with Deep Track and Multiple Attempts to Reach a Resolution

EMERYVILLE, Calif., April 3, 2025 -- Dynavax Technologies Corporation (Nasdaq: DVAX) (“Dynavax” or the “Company”), a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines, today filed its preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its upcoming Annual Meeting of Stockholders (“the 2025 Annual Meeting”). The preliminary proxy statement is available on the investor relations section of the Company’s website at https://investors.dynavax.com/.

As described in the preliminary proxy filing, Dynavax’s strategy is working, and the Board and management team are best positioned to build on the Company’s momentum. In addition to detailing the Board’s extensive engagement with Deep Track to date, the Company announced that its Board has nominated a slate consisting of four independent directors – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – for reelection at the 2025 Annual Meeting.

●	Overseen by a Board with the right skills and relevant industry experience, the Company is consistently delivering record financial and operational results.
○	Dynavax has a proven track record of growth and value creation, driven by strategic investment and operational excellence that has delivered total stockholder returns of approximately 300% over the past five years, far exceeding the performance of the NASDAQ Biotechnology Index and the S&P Biotechnology Select Industry Index.
○	The Company has established HEPLISAV-B® as the market share leader in the U.S. adult Hepatitis B market and delivered record 2024 revenues for HEPLISAV-B® of $268 million with an estimated 44% total market share in the U.S. and expects 2025 to be a banner year with expected net product revenue of $305 million to $325 million.
○	The Company has also recognized approximately $950 million in revenue from its business development efforts during the COVID-19 pandemic.
○	Dynavax’s rapid market gains and growth of HEPLISAV-B is complemented by a disciplined and balanced capital allocation framework that weighs investments in internal assets leveraging its novel vaccine adjuvant technology, CpG 1018, to build sustainable growth and continued category leadership while also returning capital to stockholders, including through the Company’s current $200 million share repurchase program.

●	The Dynavax Board has been programmatically and meaningfully refreshed and is committed to a phased approach to declassification.
○	Since 2020, with the assistance of a leading independent search firm, the Board has been actively and meaningfully refreshed with the necessary expertise to support the execution of Dynavax’s evolving strategy. The Board has been thoughtful in identifying industry leaders with highly specialized skillsets that are directly relevant to the Company.
○	More recently, beginning in August 2024 – prior to Deep Track’s current campaign – and throughout the remainder of the year, the Board focused its search for individuals with specific vaccine research and development and capital markets/finance expertise, two critical focus areas for Dynavax.
○	In January 2025, Dynavax appointed two highly experienced industry veterans – Emilio Emini, Ph.D. and Lauren Silvernail – and announced that two current directors would transition off the Board at the 2025 Annual Meeting. As a result of these changes, following the 2025 Annual Meeting, the Board will comprise nine directors, with six of its eight independent directors having been appointed since 2020.
○	Following regular Board discussions regarding the Company’s governance provisions over the past several years, in January 2025, Dynavax announced the Board’s intention to seek stockholder approval at the 2025 Annual Meeting for a phased declassification, such that beginning with the Company’s 2028 Annual Meeting, all directors will be annually elected.

●	In stark contrast to the Dynavax Board’s steadfast focus on long-term value creation, Deep Track is fixated on taking control of the Board to execute a short-term plan that would risk current execution and long-term value creation potential, as demonstrated by its unwillingness to compromise on a resolution.
○	Throughout the Company’s consistent engagement with Deep Track since it first became an investor in 2022 and until recently, Deep Track has been supportive of the Company’s strategy and execution and repeatedly reiterated its support for Dynavax management.
○	Since beginning its campaign in August 2024, Deep Track has demanded that Dynavax focus solely on HEPLISAV-B commercialization and abandon its efforts to build long-term stockholder value. Deep Track’s plan is to position Dynavax as a single-asset company with high-cost debt, over-lever the Company and collateralize the Company’s foundational commercial asset in order to return capital immediately to stockholders. Deep Track is employing a short-term plan for Dynavax, jeopardizing a successful platform with significant long-term growth opportunities in exchange for a near-term payoff of a considerably lower value.
○	Notwithstanding this short-term focus, the Dynavax Board has made a concerted effort to reach an amicable resolution, which included nearly 20 exchanges with Deep Track, interviewing all three candidates Deep Track made available and offering four settlement proposals. Each of the Board’s settlement proposals included Board change – including adding multiple independent Deep Track candidates in the Company’s last offer – and having incumbent directors step down in a methodical way. In response, Deep Track either changed its demands, summarily rejected the proposals or did not respond.
○	On multiple occasions, Deep Track reiterated that any settlement must afford Deep Track the opportunity to gain majority control of the Board at the 2026 Annual Meeting and must include Brett Erkman, Deep Track’s fund representative, whom the Board interviewed and found unqualified to serve as a director based on a lack of relevant skills and experience.

As the Board’s actions have demonstrated, Dynavax is open to the addition of qualified directors who have independent perspective and would help guide the Company’s value creation strategy. The Board believes Deep Track’s nearsighted plan runs counter to the long-term interests of the Company’s investors. The Dynavax Board remains unwavering in its commitment to act in the best interests of the Company and all stockholders, not only those of Deep Track.

The Company looks forward to continued engagement with stockholders and in the coming weeks will provide stockholders with additional information as the 2025 Annual Meeting approaches.

Goldman Sachs & Co. LLC is serving as financial advisor to Dynavax and Cooley LLP is serving as legal counsel.

About Dynavax

Dynavax is a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines to help protect the world against infectious diseases. The Company has two commercial products, HEPLISAV-B® vaccine [Hepatitis B Vaccine (Recombinant), Adjuvanted], which is approved in the U.S., the European Union and the United Kingdom for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older, and CpG 1018® adjuvant, currently used in HEPLISAV-B and multiple adjuvanted COVID-19 vaccines. For more information about our marketed products and development pipeline, visit www.dynavax.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “will,” “may,” “plan,” “potential,” “seek,” “would” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this document include statements regarding the Company’s plans to submit a declassification proposal at its 2025 Annual Meeting, expected contributions from newly appointed directors, the planned resignation of certain directors, expectations regarding delivering value for our stockholders, our future growth, market share, expected product revenue and long-term performance. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, the risk that circumstances surrounding or leading up to our 2025 Annual Meeting may change, risks relating to our ability to commercialize and supply HEPLISAV-B, and risks related to the implementation of our long-term growth objectives, as well as other risks detailed in the “Risk Factors” section of our Annual Report on Form 10-K for the financial year ended December 31, 2024 and any periodic filings made thereafter, as well as discussions of potential risks, uncertainties and other important factors in our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax’s website at www.dynavax.com is not incorporated by reference in our current periodic reports with the SEC.

Important Additional Information and Where to Find It

On April 3, 2025, the Company filed a preliminary proxy statement on Schedule 14A (the “Proxy Statement”) and form of accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting and its solicitation of proxies for the Company’s director nominees and for other matters to be voted on. The Proxy Statement is in preliminary form and the Company intends to file and mail to stockholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a GOLD proxy card. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the Proxy Statement, accompanying GOLD proxy card, any amendments or supplements to the Proxy Statement and any other relevant documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.dynavax.com/sec-filings.

Certain Information Regarding Participants

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC.  The Company, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies for the 2025 Annual Meeting. Information regarding the names of such persons and their respective direct or indirect interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 3, 2025, and will be included in the Company’s definitive proxy statement, once available, including in the sections captioned “Compensation Discussion and Analysis,” “Summary Compensation Table,” “Grants of Plan Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” “Pay Ratio Disclosure,” “Director Compensation,” “Certain Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Supplemental Information Regarding Participants in the Solicitation.” To the extent that the Company’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

For Investors:

Paul Cox

pcox@dynavax.com

510-665-0499

or

MacKenzie Partners, Inc.

Bob Marese/John Bryan

Toll-Free: 1-800-322-2885

Email: DVAX@mackenziepartners.com

For Media:

Collected Strategies

Dan Moore / Tali Epstein

Dynavax-CS@collectedstrategies.com